As filed with the Securities and Exchange Commission on December 22, 2020

Registration No. 333-251239

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MP MATERIALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	1000	84-4465489
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6720 Via Austi Parkway, Suite 450

Las Vegas, Nevada 89119

(702) 844-6111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sheila Bangalore

General Counsel and Chief Strategy Officer

6720 Via Austi Parkway, Suite 450

Las Vegas, Nevada 89119

(702) 844-6111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sidley Austin LLP

787 7th Avenue

New York, New York 10019

Attention: Daniel A. O’Shea

Michael P. Heinz

Tel: (212) 839-5900

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-1 of MP Materials Corp. (File No. 333-251239) (the “Registration Statement”) is being filed solely for the purpose of filing the eXtensible Business Reporting Language (XBRL) exhibits as indicated in Part II, Item 16 of this Amendment. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16, the signature pages to this Amendment and the filed exhibits. Part I, consisting of the preliminary prospectus, and the balance of Part II of the Registration Statement are unchanged and have been omitted from this Amendment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits: The list of exhibits is set forth in the Exhibit Index below:

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 15, 2020, by and among Fortress Value Acquisition Corp., FVAC Merger Corp. I, FVAC Merger LLC II, FVAC Merger LLC III, FVAC Merger LLC IV, MP Mine Operations LLC and Secure Natural Resources LLC (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 15, 2020).

2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated as of August 26, 2020, by and among Fortress Value Acquisition Corp., FVAC Merger Corp. I, FVAC Merger LLC II, FVAC Merger LLC III, FVAC Merger LLC IV, MP Mine Operations LLC and Secure Natural Resources LLC (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 27, 2020).

3.1	Second Amended and Restated Certificate of Incorporation of Fortress Value Acquisition Corp (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 17, 2020).

3.2	Amended and Restated Bylaws of Fortress Value Acquisition Corp (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on November 17, 2020).

4.1	Warrant Agreement, dated April 29, 2020, between the Company and Continental Stock Transfer & Trust Company. (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on For 8-K filed with the May 4, 2020).

5.1	Opinion of Sidley Austin LLP.*

10.1	Form of Subscription Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-4 filed with the SEC on August 27, 2020).

10.2	MPMO Support Agreement, dated as of July 15, 2020, by and among Fortress Value Acquisition Corp. and MP Mine Operations LLC (incorporated herein by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-4 filed with the SEC on August 27, 2020).

10.3	SNR Support Agreement, dated as of July 15, 2020, by and among Fortress Value Acquisition Corp. and MP Mine Operations LLC (incorporated herein by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-4 filed with the SEC on August 27, 2020).

10.4	Parent Sponsor Warrant Exchange Agreement, dated as of July 15, 2020, by and among Fortress Value Acquisition Corp., Fortress Acquisition Sponsor LLC and the other parties thereto (incorporated herein by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-4 filed with the SEC on August 27, 2020).

10.5	Parent Sponsor Letter Agreement, dated as of July 15, 2020, by and among Fortress Value Acquisition Corp., Fortress Acquisition Sponsor LLC and the other parties thereto (originally entered into on July 15, 2020 and amended and restated on August 26, 2020, incorporated herein by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-4 filed with the SEC on August 27, 2020).

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Exhibit Number	Description

10.6	Amended and Restated Registration Rights Agreement, dated November 17, 2020, by and between Fortress Value Acquisition Corp. and the restricted stockholders (incorporated herein by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on November 17, 2020).

10.7	MP Materials Corp. 2020 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on November 17, 2020).

10.8	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on November 17, 2020)

10.9	Employment Agreement, dated July 15, 2020, by and between MP Materials Corp. and James H. Litinsky (incorporated herein by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on November 17, 2020).

10.10	Employment Agreement, dated July 15, 2020, by and between MP Materials Corp. and Michael Rosenthal (incorporated herein by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on November 17, 2020).

10.11	Employment Agreement, dated July 15, 2020, by and between MP Materials Corp. and Ryan Corbett (incorporated herein by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on November 17, 2020).

10.12	Employment Agreement, dated July 15, 2020, by and between MP Materials Corp. and Sheila Bangalore (incorporated herein by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed on November 17, 2020).

10.13	Amended and Restated Offtake Agreement, dated as of May 19, 2020, between MPMO and Shenghe Resources (Singapore) (incorporated herein by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-4/A filed with the SEC on August 27, 2020).+

16.1	Letter from WithumSmith+Brown, PC to the SEC, dated November 23, 2020 (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on November 23, 2020).

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Company’s Current Report on 8-K, filed with the SEC on November 13, 2020).

23.1	Consent of WithumSmith+Brown, PC*

23.2	Consent of RSM US LLP*

23.3	Consent of KPMG LLP*

23.4	Consent of SRK Consulting (U.S.), Inc.*

23.5	Consent of Sidley Austin LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included in the signature page to the initial filing of the Registration Statement)*

101. INS XBRL Instance Document**

101. SCH XBRL Taxonomy Extension Schema Document**

101. CAL XBRL Taxonomy Extension Calculation Linkbase Document**

101. DEF XBRL Taxonomy Extension Definition Linkbase Document**

101. LAB XBRL Taxonomy Extension Label Linkbase Document**

101. PRE XBRL Taxonomy Extension Presentation Linkbase Document**

*	Previously filed.
**	Filed herewith.
+	Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Regulation S-K, Item (601)(b)(10).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on December 22, 2020.

MP MATERIALS CORP.

By:	/s/ James H. Litinsky
James H. Litinsky
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James H. Litinsky James H. Litinsky	Chief Executive Officer (principal executive officer)	December 22, 2020

/s/ Ryan Corbett Ryan Corbett	Chief Financial Officer (principal financial and accounting officer)	December 22, 2020

* Gen. Richard B. Myers	Director	December 22, 2020

* Andrew A. McKnight	Director	December 22, 2020

* Daniel Gold	Director	December 22, 2020

* Randall Weisenburger	Director	December 22, 2020

* Maryanne R. Lavan	Director	December 22, 2020

* Connie K. Duckworth	Director	December 22, 2020

By:	/s/ Ryan Corbett
Ryan Corbett as Attorney-in-Fact

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